UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FlexShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)
FlexShares® ESG & Climate US Large Cap Core Index Fund	NYSE Arca, Inc.	87-1626662
FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund	NYSE Arca, Inc.	87-1573584
FlexShares® ESG & Climate Emerging Markets Core Index Fund	NYSE Arca, Inc.	87-1596858
FlexShares® ESG & Climate High Yield Corporate Core Index Fund	NYSE Arca, Inc.	87-1647503
FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund	NYSE Arca, Inc.	87-1675146

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173967

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, $0.0001 par value, of FlexShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 90 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed September 3, 2021, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(3) to the Trust’s Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

2. The Trust’s Amendment No.  1 to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(4) to the Trust’s Post-Effective Amendment No. 47 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on August 13, 2014, and incorporated herein by reference.

3. The Trust’s Amended and Restated Schedule A to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(7) to the Trust’s Post-Effective Amendment No. 89 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on June 24, 2021, and incorporated herein by reference.

4. The Trust’s Amended and Restated By-Laws are included as Exhibit (b)(1) to the Trust’s Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

5. The Trust’s Amendment to the Amended and Restated By-Laws is included as Exhibit (b)(2) to the Trust’s Post-Effective Amendment No. 60 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on November 3, 2015, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLEXSHARES TRUST

Date: September 3, 2021	By:	/s/ Peter K. Ewing
Name: Peter K. Ewing
Title: President